UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 20, 2014

MARKWEST ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-31239	27-0005456
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1515 Arapahoe Street, Tower 1, Suite 1600, Denver CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-925-9200

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-Commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                               Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On March 20, 2014, MarkWest Energy Partners, L.P. (the “Partnership”) entered into the New Lender Agreement and Sixth Amendment to the Amended and Restated Credit Agreement with Wells Fargo Bank, National Association as Administrative Agent and Collateral Agent (the “Agent”), and the other agents and lenders that are party thereto (the “Credit Agreement Amendment”), which amends the Amended and Restated Credit Agreement dated as of July 1, 2010, among the Agent, the other agents and lenders that are party thereto from time to time and the Partnership, as supplemented by the Joinder Agreement dated July 29, 2010 and the Joinder Agreement dated June 15, 2011, and as amended by the First Amendment to Amended and Restated Credit Agreement dated September 7, 2011, the Second Amendment to Amended and Restated Credit Agreement dated December 29, 2011, the Third Amendment to Amended and Restated Credit Agreement dated June 29, 2012, the Fourth Amendment to Amended and Restated Credit Agreement dated December 20, 2012 and the Fifth Amendment to Amended and Restated Credit Agreement dated December 11, 2013 (the “Existing Credit Agreement”).  Pursuant to the Credit Agreement Amendment, the commitments under the revolving loan facility were increased from $1.2 billion to $1.3 billion (the “Facility”).  In addition, the existing accordion option, providing for potential further increases of the Facility commitments of up to $250 million in the event that any existing or new lender is willing to provide additional commitments, was increased to $500 million, with the effect that the exercise of such option would allow for aggregate commitments under the Facility of up to $1.8 billion.

The Credit Agreement Amendment further amends the Existing Credit Agreement to, among other things, extend the maturity date for five years from the closing of the Credit Agreement Amendment and provide the Partnership with the right to release the collateral securing the Facility (“Collateral Release Date”) once the Partnership’s long-term, senior unsecured debt (“Index Debt”) has received an investment grade rating from Standard & Poor’s equal to or more favorable than BBB- (stable) and from Moody’s equal to or more favorable than Baa3 (stable) and the Partnership’s Total Leverage Ratio (which is the ratio of the Partnership’s consolidated funded debt to the Partnership’s adjusted consolidated EBITDA) is not greater than 5.00 to 1.00.

The Credit Agreement Amendment also amends the pricing terms under the Existing Credit Agreement.  The borrowings under the Facility bear interest at a variable interest rate, plus basis points. The variable interest rate is based either on the London interbank market rate (“LIBO Rate Loans”), or the higher of (a) the prime rate set by the Facility’s administrative agent, (b) the Federal Funds Rate plus 0.50% and (c) the rate for LIBO Rate Loans for a one month interest period plus 1% (“Alternate Base Rate Loans”). Prior to the Collateral Release Date, the basis points correspond to the Partnership’s Total Leverage Ratio, ranging from 0.5% to 1.5% for Alternate Base Rate Loans and from 1.5% to 2.5% for LIBO Rate Loans.  After the Collateral Release Date, the basis points correspond to the credit rating for the Partnership’s Index Debt issued by Moody’s and Standard & Poor’s, ranging from 0.125% to 1% for Alternate Base Rate Loans and from 1.125% to 2% for LIBO Rate Loans.

The description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 2.03.                               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above under the heading “Credit Agreement Amendment” is incorporated by reference into this Item 2.03.

ITEM 7.01.                               Regulation FD Disclosure.

On March 20, 2014, the Partnership issued a press release announcing the Credit Agreement Amendment. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.                               Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description of Exhibit
10.1

New Lender Agreement and Sixth Amendment to Amended and Restated Credit Agreement dated as of March 20, 2014, among MarkWest Energy Partners, L.P., Wells Fargo Bank, National Association, as Administrative Agent, and the other agents and lenders party thereto.

99.1	Press release dated March 20, 2014.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MARKWEST ENERGY PARTNERS, L.P.
(Registrant)

	By:	MarkWest Energy GP, L.L.C.,
Its General Partner

Date: March 20, 2014	By:	/s/ NANCY K. BUESE
Nancy K. Buese
Executive Vice President and Chief Financial Officer